Exhibit 99.1

uniQure Announces the Allowance of New Patent Providing Further Protection of the Padua and Padua-Related Variants of Factor IX in Gene Therapy

~ Third uniQure U.S. Patent Covering the Treatment of Hemophilia B and Other Bleeding Disorders using FIX-Padua in AAV Gene Therapy ~

Lexington, MA and Amsterdam, the Netherlands, November 5, 2019 — uniQure N.V. (NASDAQ: QURE), a leading gene therapy company advancing transformative therapies for patients with severe medical needs, today announced that the U.S. Patent and Trademark Office has issued U.S. Patent Number 10,465,180. This patent covers adeno-associated virus vectors comprising a nucleic acid encoding FIX-Padua, promoter sequences, transcription termination and control elements. This patent is uniQure’s third U.S patent, along with the previously issued U.S. Patent Number 9,982,248 and U.S. Patent Number 9,249,405, in a patent family that uniQure acquired in 2017 from the inventor, Professor Paolo Simioni, a renowned hemophilia expert at the University of Padua, Italy.

“uniQure continues to build a significant intellectual property portfolio, including its FIX-Padua patents,” said David Cerveny, chief legal officer at uniQure. “These latest claims broaden the scope of uniQure’s FIX-Padua patent protection as they relate to any AAV comprising a nucleic acid encoding FIX-Padua together with promoter sequences, transcription termination and control elements. We believe this patent strengthens our intellectual property portfolio and adds further protection to the use of the FIX-Padua in AAV gene therapy to treat hemophilia B.”

The Factor IX Padua variant is a Factor IX protein carrying a leucine at the R338 position, often called the “FIX-Padua” or “Padua mutant.” Previously-issued claims focus on the use of AAV gene therapy with FIX-Padua to treat hemophilia B and other bleeding disorders, as well as compositions of FIX-Padua nucleic acids and polypeptides (proteins), as well as their therapeutic uses.

About uniQure

uniQure is delivering on the promise of gene therapy – single treatments with potentially curative results. We are leveraging our modular and validated technology platform to rapidly advance a pipeline of proprietary and partnered gene therapies to treat patients with hemophilia, Huntington's disease and cardiovascular diseases. www.uniQure.com

uniQure Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as "anticipate," "believe," "could," "estimate," "expect," "goal," "intend," "look forward to", "may," "plan," "potential," "predict," "project," "should," "will," "would" and similar expressions. Forward-looking statements are based on management's beliefs and assumptions and on information available to management only as of the date of this press release. These forward-looking statements include, but are not limited to, the scope or strength of protection provided by our patent portfolio and our ability to have additional patents issue from our current patent applications. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, risks associated with our and our collaborators’ clinical development activities, collaboration arrangements, corporate reorganizations and strategic shifts, regulatory oversight, product commercialization and intellectual property claims, as well as the risks, uncertainties and other factors described under the heading "Risk Factors" in uniQure’s Quarterly Report on Form 10-Q filed on April 30, 2018. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and we assume no obligation to update these forward-looking statements, even if new information becomes available in the future.

uniQure Contacts:

Maria E. Cantor	Eva M. Mulder	Tom Malone
Direct: 339-970-7536	Direct: +31 20 240 6103	Direct: 339-970-7558
Mobile: 617-680-9452	Mobile: +31 6 52 33 15 79	Mobile: 339-223-8541
m.cantor@uniQure.com	e.mulder@uniQure.com	t.malone@uniQure.com